Amendment 3

Exhibit 10.52
Amendment No. 3
To
General Terms Agreement BCA-65530-0016
Between
The Boeing Company And Spirit AeroSystems Incorporated
THIS AMENDMENT, entered into as of the 30th day of January, 2014, by Spirit AeroSystems (hereinafter called "Contractor"), having its principle office in Wichita, Kansas and Boeing Commercial Airplanes, a division of the Boeing Company (herein called "Boeing"), a Delaware Corporation, with a place of business in Everett, Washington .
WHEREAS, the parties have heretofore entered into General Terms Agreement BCA-65530- 0016 as of the 16th day of June, 2005.
WHEREAS, the Contractor and Boeing desire to define certain agreements.
WHEREAS, the parties have agreed to modify said contract to update and replace GTA Section 8.5 "Retention of Records" with language directly below:
8.5 Retention of Records
For all orders supporting BCA, Seller shall maintain, on file at Seller's facility, Quality records traceable to the conformance of product/part numbers delivered to Boeing. Seller shall make such records available to regulatory authorities and Boeing's authorized representatives. Seller shall retain such records for a period of not less than (10) ten years from the date of shipment under each applicable Order for all product/part numbers unless otherwise specified on the Order.
At the expiration of such period, if Seller determines not to retain such records, Seller shall notify Boeing in writing, and Boeing shall have the right, within thirty (30) days following receipt of such notice from Seller, to request delivery of such records. In the event Boeing chooses to exercise this right, Seller shall promptly deliver such records or copies thereof to Boeing at no additional cost on media agreed by both parties.
WHEREAS, the parties have agreed to modify said contract to update and replace GTA Section 11.3 "Import/Export" with language directly below:
11.3 Import/Export
In performing the obligations of this Agreement, both Parties will comply with all applicable export, import and sanctions laws, regulations, orders, and authorizations, as they may be amended from time to time, applicable to the export (including re-export) or import of goods, software , technology, or technical data ("Items'') or services, including without limitation the Export Administration Regulations ("EAR"), International Traffic in Arms Regulations

Amendment 3

(“ITAR”), and regulations and orders administered by the Treasury Department's Office of Foreign Assets Control (collectively, "Export/Import Laws").
The Party conducting the export or import shall obtain all export or import authorizations which are required under the Export/Import Laws for said party to execute their obligations under this Agreement. Each Party shall reasonably cooperate and exercise reasonable efforts at its own expense to support the other Party in obtaining any necessary licenses or authorizations required to perform its obligations under this Agreement. Reasonable cooperation shall include providing reasonably necessary documentation, including import, end-user and retransfer certificates.
The Party providing Items or services under this Agreement shall, upon reasonable request, notify the other Party of the Items or services' export classification (e.g. the Export Control Classification Numbers or U.S. Munitions List (USML) category and subcategory) as well as the export classification of any components or parts thereof if they are different from the export classification of the Item at issue. The Parties acknowledge that this representation means that the Party providing such Items or services knows or has otherwise determined the proper export classification. Each Party agrees to reasonably cooperate with the other in providing, upon request of the other Party, documentation or other information that supports or confirms this representation.
WHEREAS, the parties have agreed to modify said contract to update and replace GTA Section 21.5 "Environmental Health and Safety Performance'' with language directly below:
21.5 Environmental Health and Safety Performance
Seller acknowledges and accepts full and sole responsibility to maintain an environment, health and safety management system ("EMS") appropriate for its business throughout the performance of this contract. Boeing expects that Seller's EMS will promote health and safety, environmental stewardship, and pollution prevention by appropriate source reduction strategies. Seller shall convey via contract language, supplier letter, bulletin or other communication the requirements of this clause to its suppliers.
THAT as expressly provided by this Amendment No. 3, all other terms, conditions, provisions and obligations of the parties under General Terms Agreement BCA-65530-0016 remain unchanged.
IN WITNESS THEREOF the parties hereto have executed this agreement as of the day and year first written above.
THE BOEING COMPANY SPIRIT AEROSYSTEMS
Boeing Commercial Airplanes INCORPORATED
Supplier Management

By: /s/ John W. Ray /s/ Mark Milan
John Ray Mark Milan
Contracts Manager Sr. Contracts Manager
Date January 31, 2014 Date January 30, 2014

Amendment 3